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                                                                    EXHIBIT 4.03


                            EGREETINGS NETWORK, INC.

                           FIFTH AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT





                                NOVEMBER 19, 1999

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                           FIFTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


     THIS FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 19, 1999 by and among EGREETINGS NETWORK, INC., a California corporation (the "Company"), and the persons identified on the signature page hereof (the "Investors").

                                    RECITALS

     WHEREAS, certain Investors entered into a Fourth Amended and Restated Investors' Rights Agreement with the Company dated as of October 5, 1999 (the "Rights Agreement"); and

     WHEREAS, the existing Investors and the Company desire that the Company sell shares of its Series G Preferred Stock to National Broadcasting Company, Inc. ("NBC"), and the existing Investors acknowledge that such sale will be conditioned upon NBC being made a party to this Agreement, which amends and restates the Rights Agreement, and the existing Investors are therefore willing to enter into this Agreement with the Company and NBC in order to induce NBC to make such an investment in the Company;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, all parties hereto agree as follows:


                                   SECTION 1

       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          (a)  "AFFILIATE" shall mean affiliate as defined in Rule 144.

          (b) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (d) "HOLDER" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section
1.11 hereof.

          (e) "INITIATING HOLDER" shall mean any Holder or Holders who in the aggregate hold not less than thirty-three percent (33%) of the outstanding Registrable securities. For purposes of such calculation, holders of Shares shall be considered to hold the shares of Common Stock then issuable upon conversion of such Shares.

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          (f)  "OTHER STOCKHOLDER" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations.

          (g) "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear or bearing a legend stating that the shares have not been registered under the Securities Act.

          (h) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock that have been sold to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights pursuant to this Agreement have not been assigned.

          (i) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          (j) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses or, except as expressly set forth in Section 1.4 of this Agreement, fees and disbursements of counsel for the Holders (and excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          (k) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (l) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (m) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such act.

          (n) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder except as set forth in Section
1.4 of this Agreement.

          (o) "SHARES" shall mean the Company's Series A Preferred Stock; the Company's Series B Preferred Stock; the Company's Series C Preferred Stock; the Company's

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Series D Preferred Stock; the Company's Series E Preferred Stock, including any shares of Series E Preferred Stock issuable upon exercise of that certain Warrant to Purchase Shares of Series E Preferred Stock dated September 30, 1999 issued to Gibson Greetings, Inc.; the Company's Series F Preferred Stock; and the Company's Series G Preferred Stock.

     1.2  REQUESTED REGISTRATION.

          (a) REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) October 5, 2002, or (ii) six months after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (an "initial public offering"), a written request specifying that it is made pursuant to this Section 1.2 and requesting that the Company effect any registration with respect to all or a part of the Registrable Securities having, in the case of an initial public offering, a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, that exceeds $15,000,000 and, in the case of a subsequent public offering, a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, that exceeds $5,000,000, the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders;

               (ii) and as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company described in clause (i) above is effective.

     The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) After the Company has effected two such registrations pursuant to this Section 1.2(a) and each such registration has been declared or ordered effective by the Commission;

                    (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration pursuant to Section 1.3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                       3.
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          (b)  Subject to the foregoing clauses (A) through (C), the Company shall prepare and file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if
(i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental, provided, that the Company may not defer the filing for a period of more than 180 days after receipt of the request of the Initiating Holders, and, provided further, that (except as provided in clause (C) above) the Company shall not defer its obligation in this manner more than once in any 12-month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of this Section 1.2(b) and Section 1.12 hereof, include other securities of the Company and may include securities of the Company being sold for the account of the Company.

          (c) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a)(i) above. In such event, the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          (d) PROCEDURE. If the Company shall request inclusion in any registration pursuant to this Section 1.2 of securities being sold for its own account, or if persons other than Holders shall request inclusion of their securities in any registration pursuant to this Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1. If the Initiating Holders' intend to distribute the Registrable Securities covered by their request pursuant to this
Section 1.2 by means of an underwriting, the Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) are reasonably acceptable to the company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the

                                       4.
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underwriting or registration shall be allocated as set forth in Section 1.12 hereof. If the person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.12.

     1.3  COMPANY REGISTRATION.

          (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

               (i)  promptly give to each Holder written notice thereof, and

               (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from the Company described in clause (i) above is effective. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the holders of other securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of

                                       5.
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securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.12. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with
Section 1.12 hereof

     1.4 EXPENSES OF REGISTRATION. All Registration Expenses, together with reasonable fees of one counsel for the selling Holders, incurred in connection with all registrations pursuant to Section 1.3 hereof, up to two (2) registrations per year pursuant to Section 1.5 hereof and two (2) registrations pursuant to Section 1.2 hereof, shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof. In the event that such withdrawal is based upon material adverse information relating to the Company that is materially different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, such registration shall not be treated as a counted registration for purposes of
Section 1.2 hereof even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.5  REGISTRATION ON FORM S-3.

          (a) After its initial public offering as described in Section 1.2(a) above, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in a given 12-month period, after the Company has effected two (2) such registrations pursuant to this Section 1.5 in any such period.

          (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and
(ii) (other than Section 1.2(a)(ii)(B))

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and Section 1.2(b) hereof shall apply to such registration. The provisions of
Sections 1.2(c) and 1.2(d) hereof shall apply to all registrations pursuant to this Section 1.5.

     1.6 REGISTRATION PROCEDURE. In the case of each registration effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incident thereto, including a preliminary prospectus and any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                                       7.
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          (e)  Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement.' which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests, the underwriting agreement will contain customary contribution provision; and

          (i) Furnish, at the request of a majority in interest of Holders participating in the registration, on the date that such Registered Securities are delivered to the underwriters for sale, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion dated as of such date, of the counsel representing the Company for purposes of such registration, in a form and substance as is customarily provided to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of Holders requesting registration, addressed to the underwriters, if any, and Holders and (ii) a letter dated as of such date from the independent public accountants of the Company in form and substance as is customarily provided to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders, addressed to the underwriters, if any, and, if permitted, by applicable accounting standards, the Holders requesting registration.

     1.7  INDEMNIFICATION.

          (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter for such Holder, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, preliminary or final, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or

                                       8.
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compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or, its agents, underwriter or persons who control such Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Paragraph 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder and each of their officers, directors and partners, and each person controlling such Holder or Other Stockholder, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, preliminary or final, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder its agents, underwriter or persons who control such Holder and stated to be specifically for use in connection with such registration; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided further that in no event shall any indemnity under this Section 1.7(b) exceed the net proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim

                                       9.
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as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, and provided that Holder is a party to such underwriting agreement, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and the Holders under this Section
1.7 shall survive completion of any offering of Registrable Securities and the termination of this Agreement.

     1.8 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company or its underwriters may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this
Section 1.

                                      10.

     1.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.10 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company under Sections 1.2, 1.3 and 1.5 may be transferred or assigned by a Holder only to a transferee or assignee who holds or will hold, subsequent to such transfer not less than 150,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), or to a transferee or assignee who holds or will hold, subsequent to such transfer not less than 45,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) that (i) is a subsidiary, parent, Affiliate, shareholder, general partner, limited partner or retired partner of Holder, or (ii) is a Holder's family member (or a family member of a Holder's spouse) or trust for the benefit of such person or persons; and provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights agrees in writing to assume the obligations of such Holder under this Section 1.

     1.11 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, an Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such an Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act in connection with an initial public offering, provided that:

                                      11.

          (a) all Holders and officers and directors of the Company enter into similar agreements;

          (b) such agreements shall provide that any discretionary waiver or termination of the restrictions of such agreements by the representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares held;

          (c) transfers to an Affiliate of a Holder shall not be prohibited so long as such Affiliate agrees to be bound by this Section 1.11; and

          (d) sales of securities of the Company acquired by a Holder on the open market shall not be prohibited by this Section 1.11.

     The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     1.12 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares which may be so included, the number of shares of Registrable Securities and Other Shares which may be included shall be allocated first to the Holders pro rata based on the number of shares of Registrable Securities held by each, and second to holders of Other Shares (including Holders) pro rata based on the number of shares of Other Shares held by each (on an as converted basis); provided, however, that, if any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated first among those requesting Holders with respect to their shares of Registrable Securities and second among holders of Other Shares (including Holders) and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares that may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement (i) in order to include shares held by shareholders with no registration rights or to include stock issued prior to the date of this Agreement, other than to the Holders, or any other shares of stock issued to employees, officers, directors or consultants pursuant to the Company's equity incentive plans, or (ii) with respect to registrations under Sections 1.2 and
1.5 hereof, in order to include in such registration securities registered for the Company's own account.

     1.13 RESTRICTION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such Holder registration rights senior to those granted to the Holders hereunder.

                                      12.

     1.14 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.15 TERMINATION OF REGISTRATION RIGHT. The right of any Holder to request registration or inclusion in any registration pursuant to this Section 1 shall terminate on the fourth anniversary of the closing of the Company's sale of its Common Stock in an underwritten public offering under the Act at a per share public offering price of at least $15.00 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) for an aggregate public offering price of not less than $15,000,000; provided that, with respect to any Holder of less than two percent (2%) of the Company's outstanding stock, the right of any such Holder to request registration or inclusion in any registration pursuant to this Section 1 shall terminate at such earlier time as any such Holder shall be able to sell all shares of Registrable Securities held or entitled to be held upon conversion by such Holder under Rule 144 during any 90-day period.

     1.16 LIMITATIONS ON DISPOSITION. Each Investor agrees not to make any disposition of any Shares or Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.16 provided and to the extent this Section is then applicable, and:

          (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with the identity of the proposed purchaser and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act, provided that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

     Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer which complies with all applicable federal and state securities laws by an Investor (i) that is a partnership to its partners or former partners in accordance with their partnership interests,
(ii) that is a corporation to its shareholders in accordance with their equity interests therein, (iii) to an Affiliate or (iv) to family members of an Investor or a trust for the benefit of an individual Investor or family member thereof, provided in each case that the transferee agrees to be bound by this
Section 1.16. This Section 1.16 shall terminate and be of no further force and effect upon the closing of the Company's initial public offering as defined in
Section 1.2 above.

                                      13.

                                   SECTION 2

                             RIGHTS OF FIRST REFUSAL

     2.1 RIGHTS OF FIRST REFUSAL. The Company hereby grants to each Investor, as long as the Investor holds at least 150,000 shares of Registrable Securities (as appropriately adjusted for stock splits, recapitalizations, combinations and the like), the right of first refusal to purchase, pro rata, a portion of any New Securities (as defined in Section 2.1(a) below) that the Company, from time to time, may propose to sell and issue. Each Investor's pro rata share of the New Securities will be the ratio of (i) the number of shares of Common Stock issued and held, and issuable upon the conversion of the Shares then held, by such Investor as of the date of the Rights Notice (as defined below) to (ii) the total number of shares of Common Stock issued and held, and issuable upon the conversion of the Shares then held by all shareholders of the Company as of such date plus the total number of shares of Common Stock issuable upon exercise of all then-outstanding options, warrants and rights issued by the Company. This right of first refusal will be subject to the following provisions:

          (a) "NEW SECURITIES" will mean any shares of Common Stock or Preferred Stock of any kind of the Company, whether now or hereafter authorized; rights, options, or warrants to purchase said Common Stock or Preferred Stock and securities carrying any such right, option or warrant; and securities of any type whatsoever that are, or may become, convertible into said Common Stock or Preferred Stock, provided that "New Securities" will not include: (i) any shares of Common Stock or Preferred Stock of the Company that would be deemed "Excluded Shares" for purposes of paragraph D(4) of Article IV of the Company's Amended and Restated Articles of Incorporation; (ii) securities issued in connection with the acquisition of another corporation by the Company by merger, consolidation, purchase of substantially all of the assets, or other reorganization as a result of which the Company owns more than fifty percent (50%) of the voting power of such corporation; or (iii) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event.

          (b) If the Company proposes to issue New Securities, it will give each Investor that holds at least 150,000 shares of Registrable Securities (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) written notice (the "Rights Notice") of the Company's intention to do so, describing the New Securities, the price, and the general terms upon which the Company proposes to issue them. Each such Investor will have 15 days from the date of delivery of the Rights Notice to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in the Rights Notice by giving written notice to the Company setting forth the quantity of New Securities to be purchased.

          (c) If any Investor fails to exercise in full its rights of first refusal hereunder, the Company will have 90 days after the date of delivery of the Rights Notice to sell the New Securities that were not purchased by the Investor, at a price and upon general terms no more favorable to the purchasers thereof than the price and general terms specified in the Rights Notice. If the Company does not sell the New Securities within said 90 day period as provided in the preceding sentence, the Company will not thereafter issue or sell any of such New Securities without complying with the provisions of Section 2.l(b) above.

                                      14.

          (d) TERMINATION. The rights of first refusal granted in this Section 2 shall not apply to, and shall terminate upon the earlier of (i) the closing of the Company's sale of its Common Stock in an underwritten public offering with an aggregate public offering price of $15,000,000 or more, or (ii) a sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into any other corporation or corporations in which the shareholders of the Company immediately prior to such event retain less than a fifty percent (50%) interest in the surviving entity.

          (e) TRANSFER OF RIGHT. The rights of first refusal of each Holder under this Section 2.1 may be transferred to the same parties subject to the same restrictions as any transfer of registration rights pursuant to Section 1.10.


                                   SECTION 3

                            COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees, so long as any Holder owns any Registrable Shares as follows:

     3.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to each Holder:

          (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and audited in each case by independent public accountants of national standing selected by the Company, and a Company prepared comparison to the Company's operating plan for such year.

          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such balance sheet need not contain the notes or the end-of-period adjustments required by generally accepted accounting principles.

          (c) From the date the Company becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to Sections 3.1(a)

                                      15.

and (b), copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q respectively.

     3.2  ADDITIONAL INFORMATION AND RIGHTS.

          (a) The Company will permit any Investor, so long as such Investor (or its representative) owns at least 300,000 Shares, or such number of shares of Common Stock issued upon conversion of 300,000 or more Shares, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) (a "Significant Holder") (or a representative of any Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

          (b) Until the earlier to occur of (x) the date on which the Company is subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, or (y) the date on which quotations for the Common Stock of the Company are reported by the automated quotations systems operated by the National Association of Securities Dealers, Inc., or by an equivalent quotations system, the Company will deliver the reports described below in this Section 3.2 to each Significant Holder:

               (i) As soon as practical after the end of each month and in any event within thirty (30) days thereafter copies of any financial reports or statements for the Company and for its subsidiaries, if any, that the Company actually prepares for internal use or for other purposes, including but not limited to any statements of income and sources and applications of funds of the Company and its subsidiaries, together with any comparisons of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors; provided, however, that this Section 3.2(b)(i) shall not be construed to require the Company to create reports that it would not otherwise create as part of its monthly analysis of the Company's business or as otherwise required by its Board of Directors.

               (ii) Annually (but in any event at least thirty (30) days prior to the commencement of each fiscal year of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

               (iii) With reasonable promptness, but without unduly interfering with the Company's business, such other information and data with respect to the Company and its subsidiaries as any such person may from time to time reasonably request.

                                      16.

               (iv) As soon as practicable after transmission or occurrence and in any event within ten (10) days thereof, copies of any reports or communications delivered to any class of the Company's security holders or broadly to the financial community, including any filings by the Company with any securities exchange, the Commission or the National Association of Securities Dealers, Inc.

          (c) The provisions of Section 3.1 and this Section 3.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

     3.3 PROMPT PAYMENT OF TAXES, ETC. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Company's Board of Directors, all other indebtedness incident to operations of the Company.

     3.4 MAINTENANCE OF PROPERTIES AND LEASE. The Company will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

     3.5 INSURANCE. Except as otherwise decided in accordance with policies adopted by the Company's Board of Directors, the Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     3.6 ACCOUNTS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     3.7 INDEPENDENT ACCOUNTANTS. The Company will retain independent public accountants of recognized national standing who shall certify the Company's financial

                                      17.

statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Holders the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

     3.8 COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     3.9 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business.

     3.10 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

     3.11 EMPLOYEE AND OTHER STOCK ARRANGEMENTS. The Company will not, without the approval of the Board of Directors, issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the Company or a subsidiary. Each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company by an employee, officer or director of the Company will be conditioned upon the execution and delivery by the Company and such employee, officer or director of an agreement substantially in a form approved by the Board of Directors of the Company.

     3.12 BOARD OF DIRECTORS. Immediately following the execution of this Agreement and at all times thereafter until the time of effectiveness of its initial public offering as defined in Section 1.2 above, the Company shall take all appropriate actions to fix and maintain a Board of Directors of no more than seven (7) persons. The makeup of the Board of Directors immediately following the execution of this Agreement shall be Stewart Alsop, Charles Holloway, Brendon Kim, Peter Nieh, Frank O'Connell, Lee Rosenberg and Gordon Tucker. The Investors agree that upon the death or resignation of Peter Nieh, Brendon Kim or Frank O'Connell as a Director of the Company, they will vote their Shares in favor of a nominee to fill such vacancy or vacancies only if each nominee therefor (i) has, in their reasonable judgment, significant business experience and (ii) does not serve as an officer or director of, or hold a controlling interest in, a direct competitor of the Company. In the event the Company has not closed its initial public offering on or prior to July 22, 2000, then the Company shall take such actions as may be necessary to increase the number of members of the Board of Directors by one and allow NBC to appoint such additional member to the Board of Directors.

                                      18.

     3.13 TRANSACTIONS WITH RELATED PARTIES. The Company shall not, without the approval of a majority of the disinterested members of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

     3.14 AUDITS BY INVESTORS. Investors holding a majority of the Shares shall have the right, through independent certified public accountants retained at their expense, to audit the books and records of the Company. At such Investors' request the Company shall provide an employee to assist in such audit.

     3.15 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance upon conversion of the Shares, at least that number of shares of Common Stock issuable from time to time upon conversion of the Shares.

     3.16 QUALIFIED SMALL BUSINESS. The Company will use reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     3.17 TERMINATION OF COVENANTS. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the time of the closing of the Company's initial public offering as defined in Section 1.2 above.


                                   SECTION 4

                                  MISCELLANEOUS

     4.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, as if entered into by and between California residents exclusively for performance entirely within California.

     4.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     4.3 ENTIRE AGREEMENTS AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and is intended to amend, restate and supersede the Rights Agreement in its entirety. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Registrable Shares and any such amendment, waiver, discharge or termination shall be binding on all the holders of Registrable Securities, but in no event shall the obligation of any holder of Registrable Securities hereunder be materially increased, except upon the written consent of such holder of Registrable Securities.

                                      19.

     4.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally addressed by hand or special courier (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address as such Investor or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 149 New Montgomery Street, San Francisco, California, 94105, attention: Chief Executive Officer, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective (i) if mailed, five (5) days after mailing and (ii) if delivered, upon delivery.

     4.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     4.6 RIGHTS; SEPARABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.7 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by them pursuant hereto is confidential and for its use only on behalf of the Company, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its partners, parent, subsidiaries, employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company or some other party other than the Holder has made such information available to the public generally, or such Holder is required to disclose such information by a governmental body (or order thereof) or pursuant to any law, statute, rule or regulation.

     4.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     4.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                      20.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year, first above written.


COMPANY                                 SHAREHOLDERS:

EGREETINGS NETWORK, INC.                NATIONAL BROADCASTING COMPANY, INC.


By:                                     By:
    ------------------------------------    ------------------------------------
    Gordon M. Tucker                    Its:
    Chief Executive Officer                  -----------------------------------
    149 New Montgomery Street           Address: 30 Rockefeller Plaza
    San Francisco, CA  94105                     New York, NY  10112


                                        Attention:
                                                   -----------------------------


                                        AUSTIN VENTURES VI, L.P.

                                        By: AV Partners VI, L.P,
                                        Its: General Partner


                                        By:
                                            ------------------------------------

                                        Its: Managing Member
                                             -----------------------------------

                                        Address: 114 West 7th Street, Suite 1300
                                                 Austin, TX  78701


                                        AUSTIN VENTURES VI AFFILIATES
                                        FUND, L.P.

                                        By: AV Partners VI, L.P,
                                        Its: General Partner


                                        By:
                                            ------------------------------------

                                        Its: Managing Member
                                             -----------------------------------

                                        Address: 114 West 7th Street, Suite 1300
                                                 Austin, TX  78701

                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        TRANS COSMOS USA, INC.


                                        By:
                                            ------------------------------------
                                            Yasuki Matsumoto
                                            President

                                        Address: 777 10th Avenue NE, Suite 2300
                                                 Bellevue, WA 98004


                                        INFORMATION TECHNOLOGY VENTURES II, L.P.


                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 100 Hamilton Ave., Suite 400
                                                 Palo Alto, CA  94301


                                        ITV AFFILIATES FUND II, L.P.


                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 100 Hamilton Ave., Suite 400
                                                 Palo Alto, CA  94301


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        VULCAN VENTURES, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 110 110th Avenue NE
                                                 Bellevue, WA  98004


                                        E-COMMERCE PARTNERS I, L.P.


                                        By:
                                            ------------------------------------
                                        Its: General Partner
                                             -----------------------------------


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: Two Embarcadero Center
                                                 Suite 2930
                                                 San Francisco, CA 94111


                                        RICHARD M. MOLEY ANNUITY TRUST U/A
                                        DATED 5/12/98


                                        By:
                                            ------------------------------------
                                            Richard M. Moley
                                            Sole Trustee

                                        Address: 19910 Robin Way
                                                 Saratoga, CA 95070


                                        COMDISCO, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 100 Hamilton Avenue
                                                 Suite 104A
                                                 Palo Alto, CA 94301


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        DUFF ACKERMAN & GOODRICH, L.P.


                                        By:
                                            ------------------------------------
                                            John Duff

                                        Its:
                                             -----------------------------------

                                        Address: Two Embarcadero Center
                                                 Suite 2300
                                                 San Francisco, CA 94111


                                        DEVON GROUP


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 201 Alameda del Prado
                                                 Novato, CA 94949


                                        ----------------------------------------
                                        WOLTER LINK

                                        Address: c/o Rosewood Stone Group
                                                 377 Summitt Ave.
                                                 Mill Valley, CA 94941
                                                 Attn: Claudia Stroud


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        ----------------------------------------
                                        BRUCE KATZ

                                        Address: 2320 Marinship Way, Ste.240
                                                 Sausalito, CA 94965


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        WEISS, PECK & GREER VENTURE
                                        ASSOCIATES V, L.L.C.


                                        By:
                                            ------------------------------------
                                            Peter Nieh

                                        Its: Managing Member

                                        Address: 555 California Street,
                                                 Suite 3130
                                                 San Francisco, CA 94104


                                        WPG INFORMATION SCIENCES
                                        ENTREPRENEUR FUND, L.P.

                                        By: WPG VC Fund Adviser, L.L.C.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                            Peter Nieh

                                        Its: Managing Member

                                        Address: 555 California Street,
                                                 Suite 3130
                                                 San Francisco, CA 94104


                                        WEISS, PECK & GREER VENTURE
                                        ASSOCIATES IV CAYMAN, L.P.

                                        By: WPG Venture Advisers, Ltd.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                            Peter Nieh

                                        Its: Managing Member

                                        Address: 555 California Street,
                                                 Suite 3130
                                                 San Francisco, CA 94104


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        WEISS, PECK & GREER VENTURE
                                        ASSOCIATES V-A, L.L.C.

                                        By: WPG VC Fund Adviser II, L.L.C.
                                        Its: Fund Investment Advisory Member


                                        By:
                                            ------------------------------------
                                            Peter Nieh

                                        Its: Managing Member

                                        Address: 555 California Street,
                                                 Suite 3130
                                                 San Francisco, CA 94104


                                        WEISS, PECK & GREER VENTURE
                                        ASSOCIATES V CAYMAN, L.P.

                                        By: WPG VC Fund Adviser II, L.L.C.
                                        Its: Fund Investment Advisory Partner


                                        By:
                                            ------------------------------------
                                            Peter Nieh

                                        Its: Managing Member

                                        Address: 555 California Street,
                                                 Suite 3130
                                                 San Francisco, CA 94104


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        NEW ENTERPRISE ASSOCIATES VIII,
                                        LIMITED PARTNERSHIP


                                        By: NEA Partners VIII,
                                            Limited Partnership
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 2490 Sand Hill Road
                                                 Menlo Park, CA 94025


                                        NEA VENTURES 1999, LIMITED
                                        PARTNERSHIP


                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 2490 Sand Hill Road
                                                 Menlo Park, CA 94025


                                        NEA PRESIDENTS FUND, LIMITED
                                        PARTNERSHIP




                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 2490 Sand Hill Road
                                                 Menlo Park, CA 94025


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        ALTOS VENTURES I, L.P.


                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 2882 Sand Hill Road, Suite 100
                                                 Menlo Park, CA 94025


                                        ALTOS VENTURES II, L.P.


                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 2882 Sand Hill Road, Suite 100
                                                 Menlo Park, CA 94025


                                        ALTOS PARTNERS I


                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 2882 Sand Hill Road, Suite 100
                                                 Menlo Park, CA 94025


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        GIBSON GREETINGS, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 2100 Section Road
                                                 Cincinnati, OH 45326


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                        KETTLE PARTNERS, L.P.


                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 350 West Hubbard Street
                                                 Suite 501
                                                 Chicago, IL 60610


                                        ----------------------------------------
                                        LEE ROSENBERG

                                        Address: 350 West Hubbard Street
                                                 Suite 501
                                                 Chicago, IL 60610


                                        NEW WORLD EQUITIES


                                        By:
                                            ------------------------------------
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: 1603 Orrington Ave., Ste .1070
                                                 Evanston, IL 60201
                                                 Attn: Christopher Girgenti


                          INVESTORS' RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                TABLE OF CONTENTS

                                                                                           PAGE
SECTION 1 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS................ 1

     1.1  Certain Definitions............................................................... 1

     1.2  Requested Registration............................................................ 3

     1.3  Company Registration.............................................................. 5

     1.4  Expenses of Registration.......................................................... 6

     1.5  Registration on Form S-3.......................................................... 6

     1.6  Registration Procedure............................................................ 7

     1.7  Indemnification................................................................... 8

     1.8  Information by Holder.............................................................10

     1.9  Rule 144 Reporting................................................................11

     1.10 Transfer or Assignment of Registration Rights.....................................11

     1.11 "Market Stand-Off" Agreement......................................................11

     1.12 Allocation of Registration Opportunities..........................................12

     1.13 Restriction on Subsequent Registration Rights.....................................12

     1.14 Delay of Registration.............................................................13

     1.15 Termination of Registration Right.................................................13

     1.16 Limitations on Disposition........................................................13

SECTION 2 RIGHTS OF FIRST REFUSAL...........................................................14

     2.1  Rights of First Refusal...........................................................14

SECTION 3 COVENANTS OF THE COLMPANY.........................................................15

     3.1  Basic Financial Information.......................................................15

     3.2  Additional Information and Rights.................................................16

     3.3  Prompt Payment of Taxes, Etc......................................................17

     3.4  Maintenance of Properties and Lease...............................................17

     3.5  Insurance.........................................................................17

     3.6  Accounts and Records..............................................................17

     3.7  Independent Accountants...........................................................17

     3.8  Compliance with Requirements of Governmental Authorities..........................18

     3.9  Maintenance of Corporate Existence, Etc...........................................18

                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                           PAGE
     3.10 Proprietary Information and Inventions Agreements.................................18

     3.11 Employee and Other Stock Arrangements.............................................18

     3.12 Board of Directors................................................................18

     3.13 Transactions with Related Parties.................................................19

     3.14 Audits by Investors...............................................................19

     3.15 Reservation of Common Stock.......................................................19

     3.16 Qualified Small Business..........................................................19

     3.17 Termination of Covenants..........................................................19

SECTION 4 MISCELLANEOUS.....................................................................19

     4.1  Governing Law.....................................................................19

     4.2  Successors and Assigns............................................................19

     4.3  Entire Agreements Amendment; Waiver...............................................19

     4.4  Notices, Etc......................................................................20

     4.5  Delays or Omissions...............................................................20

     4.6  Rights; Separability..............................................................20

     4.7  Information Confidential..........................................................20

     4.8  Titles and Subtitles..............................................................20

     4.9  Counterparts......................................................................20

                                      ii.